Investor Relations Contacts
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com

JDA Software Group, Inc.	Kris Magnuson, Exec. VP/CFO
NEWS RELEASE	JDA Software Group, Inc; Tel: 480-308-3000

JDA Software Announces Promotion of Hamish Brewer to CEO

Scottsdale, Ariz. – August 4, 2003 – JDA® Software Group, Inc. today announced that Hamish N. Brewer, JDA’s President since April of 2001 and a senior officer of the Company since 1996, has been promoted to Chief Executive Officer of the Company. He succeeds James D. Armstrong who will continue as Chairman of the Board. As Chairman, Mr. Armstrong will retain his active leadership role, focusing on strategic planning, merger and acquisition opportunities, major product direction and key customer relationships.

     Jock Patton, one of the Company’s independent directors who led the Board’s succession efforts, said, “Hamish Brewer has done a remarkable job in helping to mold the Company during the past few years and is the natural successor to Jim Armstrong. This is an orderly and planned transition, which has been in process for some time. As Chairman of the Board, Jim will remain actively engaged in the business and will be a close and pro-active advisor to Hamish. Most importantly, he will continue to contribute his entrepreneurial and visionary talents to this great team.”

     Commenting on Hamish Brewer’s promotion, Armstrong said, “We are delighted to recognize Hamish’s contributions to JDA with this promotion. Hamish has consistently demonstrated outstanding management skills and leadership and has successfully guided the Company over the past few years in this complex environment. This step in our succession plan is timely, is justified by proven performance and is well deserved.”

     Armstrong continued, “My experience working with JDA’s Board and management has been very rewarding both from a business and a personal perspective. I now look forward to continuing my active participation in the business as Chairman of the Board. It is with complete confidence that I leave the day-to-day management of JDA in the capable hands of Hamish Brewer and our management team.”

     Hamish Brewer added, “I am enthusiastic about this new position and am pleased that Jim and the Board have given me the opportunity to lead this exciting organization. Jim’s innovative ideas and his continuing active involvement will enhance the Company’s performance for years to come. I look forward to a continued close working relationship with Jim.”

     Mr. Armstrong, a founder of the Company, has served as the Company’s CEO since its inception through October 1997 and from August 1999 until the present.

ABOUT JDA SOFTWARE

     With more than 4,800 retail, manufacturing and wholesale clients in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for

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Add 1 – Brewer Promoted to CEO

the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,300 associates operating from 32 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call 1-800-479-RETAIL (7382) or email info@jda.com.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, remarks by each of Mr. Patton, Mr. Armstrong and Mr. Brewer about the implications and effects of our planned succession are forward-looking. Forward-looking statements are subject to risks and uncertainties, which can cause actual results to differ materially from those we currently, project. Such risks and uncertainties are described in detail in our public filings with the Securities and Exchange Commission, and should be reviewed carefully prior to trading in our stock. Particular risks relevant to the forward-looking statements in this press release include the risks that management change could create uncertainties in our employee or customer bases, or opportunity for our competitors, and the risk that we are dependent upon the efforts of key personnel such as Mr. Armstrong and Mr. Brewer, and the loss of either or both of these individuals could damage our company. We undertake no obligation to update information in this press release.

     “JDA” is a registered trademark of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.